                                 Exhibit 99.1

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated:  February 11, 2000

                                          Draper Associates, L.P.

                                          By: /s/ Tim Draper
                                             -----------------------------------
                                             Name: Tim Draper
                                             Title: Managing Director

                                          Draper Associates, Inc.

                                          By: /s/ Tim Draper
                                             -----------------------------------
                                             Name: Tim Draper
                                             Title: Managing Director

                                            /s/ Tim Draper
                                          -----------------------------------
                                          Timothy C. Draper